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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



         Date of Report (date of earliest event reported): MAY 23, 2001



                            PRIDE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



          LOUISIANA                  1-13289                    76-0069030
(State or other jurisdiction     (Commission File            (I.R.S. Employer
      of incorporation)              Number)                 Identification No.)



            5847 SAN FELIPE, SUITE 3300
                  HOUSTON, TEXAS                           77057
     (Address of principal executive offices)           (Zip Code)



       Registrant's telephone number, including area code: (713) 789-1400




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ITEM 5.  OTHER EVENTS.

Merger Agreement

         On May 23, 2001, Pride International, Inc., a Louisiana corporation ("Pride"), Marine Drilling Companies, Inc., a Texas corporation ("Marine"), PM Merger, Inc., a Delaware corporation and wholly owned subsidiary of Pride ("New Pride"), and AM Merger, Inc., a Delaware corporation and wholly owned subsidiary of Pride, entered into an Agreement and Plan of Merger (the "Merger Agreement"), whereby, subject to the conditions stated therein, (i) Marine would merge with and into Merger Sub (the "Marine Merger"), with Merger Sub surviving as a wholly owned subsidiary of Pride, and thereafter (ii) Pride would merge with and into New Pride (the "Reincorporation Merger" and, collectively with the Reincorporation Merger, the "Merger"), with the result that Pride would reincorporate from Louisiana to Delaware. At the effective time of the Marine Merger, each issued and outstanding share of common stock, par value $.01 per share ("Marine Common Stock"), of Marine will be converted into the right to receive one fully paid and nonassessable share of common stock, no par value per share ("Pride Common Stock"), of Pride. At the effective time of the Reincorporation Merger, each issued and outstanding share of Pride Common Stock (including shares issued in the Marine Merger) will be converted into the right to receive one fully paid and nonassessable share of common stock, par value $.01 per share, of New Pride.

         The closing of the Merger will occur on the first business day immediately following the day on which all of the conditions to the Merger contained in the Merger Agreement have been fulfilled or waived or on such other date as Pride and Marine may agree. The closing of the Merger is conditioned upon approval of the shareholders of both Pride and Marine as well as the receipt of all applicable regulatory approvals, including the expiration or termination of the waiting period prescribed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary conditions, all as further described in the Merger Agreement.

Stock Option Agreements

         General. In connection with the execution and delivery of the Merger Agreement, Pride and Marine entered into the following agreements (collectively, the "Stock Option Agreements"):

                  (i) a stock option agreement pursuant to which Pride granted to Marine an option to purchase up to 14,645,963 shares of Pride Common Stock (or such number of shares of Pride Common Stock as represents 19.9% of the then outstanding shares of Pride Common Stock) at a price per share of $32.65 (the closing price of Pride Common Stock on the New York Stock Exchange on May 23, 2001); and

                  (ii) a stock option agreement pursuant to which Marine granted to Pride an option to purchase up to 11,680,759 shares of Marine Common Stock (or such number of shares of Marine Common Stock as represents 19.9% of the then outstanding shares of Marine Common Stock) at a price per share equal to $27.72 (the closing price of Marine Common Stock on the New York Stock Exchange on May 23, 2001).

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         Profit Limitation. The Stock Option Agreements limit the amount of profit that the grantee may be deemed to have received with respect to the option (which includes the amount of any termination fee paid or payable to the grantee pursuant to the Merger Agreement) to $50.0 million.

         For further information with respect to the options, reference is made to Exhibits 10.2 and 10.3 filed herewith.

Rights Agreement Amendment

         In connection with the Merger Agreement and the Stock Option Agreement, Pride has amended its Rights Agreement, dated as of September 9, 1998 (the "Rights Agreement"), with American Stock Transfer & Trust Company, as Rights Agent.

                                      ****

         The amendment to the Rights Agreement, the Merger Agreement and the Stock Option Agreements are filed herewith as Exhibits 4.1, 10.1, 10.2 and 10.3, respectively, and are incorporated in this Item 5 by reference. The foregoing description of such documents and the transactions contemplated therein are qualified in their entirety by reference to such exhibits.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.

          4.1   --   Amendment No. 1, dated as of May 23, 2001, to the Rights
                     Agreement, dated as of September 9, 1998, between Pride
                     International, Inc. and American Stock Transfer & Trust
                     Company, as Rights Agent

         10.1   --   Agreement and Plan of Merger, dated as of May 23, 2001,
                     among Pride International, Inc., PM Merger, Inc., Marine
                     Drilling Companies, Inc. and AM Merger, Inc.

         10.2   --   Stock Option Agreement, dated as of May 23, 2001,
                     between Marine Drilling Companies, Inc., as grantor, and Pride International, Inc., as grantee

         10.3   --   Stock Option Agreement, dated as of May 23, 2001,
                     between Pride International, Inc., as grantor, and Marine
                     Drilling Companies, Inc., as grantee

         99.1   --   Joint Press Release, dated March 24, 2001






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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     PRIDE INTERNATIONAL, INC.


                                     By: /s/ Robert W. Randall
                                        ----------------------------------------
                                        Robert W. Randall
                                        Vice President and General Counsel


Date: May 25, 2001







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                                  EXHIBIT INDEX

          4.1   --   Amendment No. 1, dated as of May 23, 2001, to the Rights
                     Agreement, dated as of September 9, 1998, between Pride
                     International, Inc. and American Stock Transfer & Trust
                     Company, as Rights Agent

         10.1   --   Agreement and Plan of Merger, dated as of May 23, 2001,
                     among Pride International, Inc., PM Merger, Inc., Marine
                     Drilling Companies, Inc. and AM Merger, Inc.

         10.2   --   Stock Option Agreement, dated as of May 23, 2001,
                     between Marine Drilling Companies, Inc., as grantor, and Pride International, Inc., as grantee

         10.3   --   Stock Option Agreement, dated as of May 23, 2001,
                     between Pride International, Inc., as grantor, and Marine
                     Drilling Companies, Inc., as grantee

         99.1   --   Joint Press Release, dated March 24, 2001